UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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NVE Corporation

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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 6, 2007

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 6, 2007

TABLE OF CONTENTS

GENERAL INFORMATION

VOTING INFORMATION

VOTING METHODS

SECURITY OWNERSHIP
Transactions With Related Persons, Promoters, and Certain Control Persons
Section 16(a) Beneficial Ownership Reporting Compliance

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Board Composition, Independence, and Meeting Attendance
Board Committees
Director Qualifications
Shareholder Nominees
Shareholder Communications With the Board and Director Attendance at Annual Meetings
Code of Ethics

EXECUTIVE COMPENSATION
Executive Officers of the Company
CEO Succession Planning
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Employment Agreements
Post-Employment Compensation

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
Reduced salaries
Performance-based compensation
Reduced use of stock options
No special benefits or perquisites for senior managers
NEO Summary Tally Sheet
The Role of Named Executive Officers in Compensation Decisions
Setting Named Executive Officers’ Compensation
Compensation Tax and Accounting Implications

COMPENSATION COMMITTEE REPORT

DIRECTOR COMPENSATION

AUDIT COMMITTEE DISCLOSURE
Fees Billed to Us by Ernst & Young During Fiscal 2007 and 2006
Audit Committee Pre-Approval Policy
Audit Committee Report

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ANNUAL REPORT

MAP TO THE 2007 ANNUAL MEETING

i

11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 6, 2007

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of NVE Corporation, a Minnesota corporation (“NVE” or the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of shareholders to be held on Thursday, September 6 at 3:30 p.m. Central Daylight Time at the SpringHill Suites by Marriott, 11552 Leona Road, Eden Prairie, Minnesota, 55344, and at any adjournment or postponements of the meeting (the “2007 Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Notice of Internet Availability of Proxy Materials. This Proxy Statement and the accompanying form of Proxy were first made accessible to our shareholders on or about July 20, 2007.

Annual Meeting Admission

Proof of ownership (such as a recent brokerage statement or letter from your broker) and a form of photo identification are required for admission to the 2007 Annual Meeting.

“Householding” of Documents

We are sending only one annual report, proxy statement, and Notice of Internet Availability of Proxy Materials to eligible shareholders who share a single address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If a registered shareholder residing at an address with other registered shareholders wishes to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials in the future, he or she may contact Curt A. Reynders, our Secretary, at telephone number (952) 829-9217, or by mail to the address at the top of this page. You can also request delivery of single copies of our documents if you are receiving multiple copies.

Other Matters and Proposals of Shareholders

Our Board is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the 2007 Annual Meeting. If, however, other matters do properly come before the 2007 Annual Meeting, the persons named in our proxy card intend to vote the proxied shares in accordance with their best judgment on those matters. If any matters properly come before the shareholders at our 2007 Annual Meeting, but we did not receive notice of it prior to May 22, 2007, the persons named in our proxy card for the 2007 Annual Meeting will have the discretion to vote the proxied shares on such matters in accordance with their best judgment.

Proposals of shareholders intended to be presented at our next annual meeting of shareholders must be received by our Secretary at our executive offices in Eden Prairie, Minnesota, no later than March 11, 2008 for inclusion in our proxy statement and proxy relating to that annual meeting. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail, return receipt requested. Upon receipt of any such proposal, we will determine whether or not to include such proposal in our proxy statement and proxy in accordance with regulations governing the solicitation of proxies. Shareholders who intend to present a proposal at our next annual meeting of shareholders without including such proposal in our proxy statement must provide us with notice of such proposal no later than May 22, 2008. NVE reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

VOTING INFORMATION

Only shareholders of record at the close of business on July 13, 2007 are entitled to execute proxies or to vote at the 2007 Annual Meeting. As of that date there were outstanding 4,632,383 shares of our common stock, $0.01 par value per share (“Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the 2007 Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote are required to constitute a quorum at the 2007 Annual Meeting. The affirmative vote of a plurality of the voting power of the Common Stock present, in person or by proxy, and entitled to vote at the 2007 Annual Meeting, is required to approve Proposal 1. The affirmative vote of a majority of the voting power is required to approve Proposal 2. The matters mentioned in the foregoing

Notice of Annual Meeting and Notice of Internet Availability of Proxy Materials. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the 2007 Annual Meeting, but will not be counted toward determining if a majority of the Common Stock present has voted affirmatively.

Solicitation and Revocability of Proxies

We will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by our directors, officers, and regular employees personally or by telephone, but these people will not be specifically compensated for those services.

Proxies are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it either by submitting a new proxy card or by completing a ballot at the meeting at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the 2007 Annual Meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of Proposals 1 and 2 described in this proxy statement.

VOTING METHODS

You may view this year’s proxy materials at http://www.nve.com/AnnualReports.php.

If you are a shareholder through a broker or bank, you may vote your shares by mail or electronically. If you are a shareholder of record, you may vote your shares by mail only. If at the close of business on July 13, 2007 your shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc. then you are a shareholder of record.

Voting by Mail

To vote by mail, mark your selections on the proxy card, date and sign your name exactly as it appears on your proxy card, and mail the proxy card in the enclosed postage-paid envelope.

Electronic or Telephone Voting

If you are a shareholder through a broker or bank, you may vote online or via telephone by following the instructions in the Notice Regarding the Availability of Proxy Materials. Electronic and telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on September 5, 2007. You may also revoke your proxy at any time before the 2007 Annual Meeting.

Electronic Enrollment

If you are a shareholder through a broker or bank, you can enroll to receive notice of future meetings via e-mail at www.investordelivery.com.

SECURITY OWNERSHIP

The table below shows the number of our shares of Common Stock beneficially owned as of July 13, 2007 by (i) each person or group known by us to beneficially own more than five percent of our outstanding Common Stock, (ii) each director and nominee for director, (iii) each named executive officer set forth in the summary compensation table, and (iv) all of the directors, director nominees, and executive officers as a group.

Name of Beneficial Owner	Address	Beneficially Owned(1)		Common Stock Outstanding
Citadel Limited Partnership	131 S. Dearborn Street Chicago, IL 60603	383,910	(2)	8.3%

Daniel A. Baker President and CEO; Director	11409 Valley View Rd. Eden Prairie, MN 55344	208,837	(3)	4.3%

Curt A. Reynders Chief Financial Officer	11409 Valley View Rd. Eden Prairie, MN 55344	27,000	(4)	*

Terrence W. Glarner Director	3600 IDS Center Minneapolis, MN 55402	19,600	(5)	*

Robert H. Irish Director	c/o NVE Corporation 11409 Valley View Rd. Eden Prairie, MN 55344	10,000	(4)	*

Patricia M. Hollister Director	3455 Lyman Blvd. Chaska, MN 55318	10,000	(4)	*

James D. Hartman Director	c/o NVE Corporation 11409 Valley View Rd. Eden Prairie, MN 55344	3,000	(6)	*

All directors, director nominees, and executive officers as a group (6 persons)		278,437		5.7%

*Less than 1%
(1)

Includes shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown in the table above.

(2)

Based on information contained in Schedule 13G filed with the SEC on January 23, 2007. The Schedule indicates that Citadel Wellington LLC and Citadel Kensington Global Strategies Fund Ltd. collectively own 100% of Citadel Holdings Ltd., which owns 100% of Citadel Equity Fund Ltd. The Schedule also reports that none of Citadel Wellington, Citadel Kensington or Citadel Holdings has any control over the voting or disposition of securities held by Citadel Equity Fund Ltd.

(3)	Includes 200,000 shares issuable upon the exercise of options that are currently exercisable.
(4)	Consists solely of shares issuable upon the exercise of options that are currently exercisable.
(5)	Includes 13,400 shares issuable upon the exercise of options that are currently exercisable.
(6)	Consists solely of shares issuable upon exercise of options that are exercisable within 60 days of the July 13, 2007 record date.

Transactions With Related Persons, Promoters, and Certain Control Persons

Our written policies require all related-party transactions to be reviewed and approved by our Audit Committee. Although we have not entered into any financial transactions with any related persons as defined in Item 404 of Regulation S-K, if we were to do so, any such material financial transaction would need to be approved by our Audit Committee prior to our entering into such transaction. Our Audit Committee also reviews and approves our proxy statement and the information it contains.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us during, or with respect to, the fiscal year ended March 31, 2007, all reports were filed with the SEC on a timely basis.

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

There are five nominees to the Board this year:

Nominee and Principal Occupation	Age	Director Since
Terrence W. Glarner, President, West Concord Ventures, Inc.	64	1999
Daniel A. Baker, President and CEO, NVE Corporation	49	2001
James D. Hartman, retired Chairman and CEO, Enpath Medical, Inc.	61	2006
Patricia M. Hollister, Chief Financial Officer, FSI International, Inc.	47	2004
Robert H. Irish, Retired	68	1992

All directors are to be elected at the 2007 Annual Meeting to serve until the 2008 annual meeting of shareholders. All of the nominees for election as directors are presently directors of the Company. Biographical information for the nominees is provided below:

Terrence W. Glarner has been a director since 1999 and Chairman of the Board since January 2001. Since 1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company. Mr. Glarner has a B.A. in English from the University of St. Thomas, a J.D. from the University of Minnesota School of Law, and is a Chartered Financial Analyst. Mr. Glarner currently serves as a director of two other publicly-held companies, Aetrium Inc. and FSI International, Inc. He is also a director of privately-held Bremer Financial Corporation.

Daniel A. Baker has been a director and the President and Chief Executive Officer since January 2001. From 1993 until joining NVE he was President and CEO of Printware, Inc., now known as Printware LLC, which manufactures and markets high-speed imaging systems. Dr. Baker has 30 years of experience in high-tech industry, including executive positions with Minntech Corporation and Percom Data Corporation. Dr. Baker holds Ph.D. and M.S. degrees in engineering from the University of Minnesota, an M.B.A. from the University of Minnesota, and a B.S. in engineering from Case Western Reserve University.

James D. Hartman has been a director since August 2006. He was Chairman of the Board of Directors of Enpath Medical, Inc. from October 2003 until June 2007. Mr. Hartman has held a variety of positions with Enpath, including Chief Executive Officer from February 1996 until his retirement from that position in January 2006. Mr. Hartman holds an accounting degree from the University of Wisconsin-Eau Claire and an M.B.A. from the University of St. Thomas.

Patricia M. Hollister has been a director since 2004. Since 1998 she has been the Chief Financial Officer of FSI International, Inc., a company that designs, manufactures, markets and supports equipment used in the fabrication of microelectronics. Prior to joining FSI in 1995, Ms. Hollister was employed by KPMG LLP, where she served for over 12 years on various audit and consulting engagements, most recently as a Senior Manager. Ms. Hollister is a director of various FSI-owned foreign subsidiaries.

Robert H. Irish has been a director since 1992. Mr. Irish has been retired since 2003. He was an information technology consultant from 1999 to 2003. Prior to becoming a consultant, he held various sales and sales management positions at Compuware, Prodea Software, Centron DPL, and IBM. Mr. Irish attended Rensselaer Polytechnic Institute and received a B.S. in Physics from Syracuse University.

The Board has no reason to believe that any of the nominees will be unable to serve as a director. The individuals named as proxies intend to vote for the nominees listed in this proxy statement. If any nominee should be unable to serve as a director, the individuals named as proxies intend to vote for the election of such person or persons as the Board may, in its discretion, recommend. The affirmative vote of a plurality of the voting power of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to elect each director.

The Board unanimously recommends a vote FOR each of the director-nominees.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We operate under written Corporate Governance Guidelines, which are available through the “Investors” section of our Website (www.nve.com).

Board Composition, Independence, and Meeting Attendance

Our Board consists of five directors. The Board met five times in fiscal 2007 (fiscal years referred to in this document end March 31). Each director attended all of the meetings of the Board and of the committees on which they serve. The Board has determined that each of our directors, with the exception of Dr. Baker, are independent as defined under NASDAQ Marketplace Rule 4200(a)(15) and applicable SEC rules. In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

The Board has three standing committees: the Audit, Compensation, and Nominating/Corporate Governance committees. Each committee is governed by a written charter, all of which are available through the “Investors” section of our Website (www.nve.com).

Audit Committee

The Audit Committee currently consists of three independent directors: Ms. Hollister, Mr. Glarner, and Mr. Hartman. The Audit Committee met five times in fiscal 2007. Our Board has determined that each of the members meet the criteria of “audit committee financial experts” in accordance with the applicable rules and regulations of the SEC. The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board and our shareholders. The Report of the Audit Committee, including a description of the functions of the committee, is included in this Proxy Statement.

Compensation Committee

The Compensation Committee currently consists of Mr. Glarner, Ms. Hollister, and Mr. Irish. The Compensation Committee met three times in fiscal 2007. The Compensation Committee reviews and sets compensation guidelines for executive officers and other senior management, and the composition and levels of participation in incentive compensation and fringe benefits for all employees. The Compensation Committee also oversees administration of our 2000 Stock Option Plan, as amended.

Compensation Committee Interlocks and Insider Participation

Each member of the Compensation Committee has been determined to be independent as defined by NASDAQ Marketplace Rule 4200(a)(15) and to have no relationship with the company that would interfere with the exercise of independent judgment as a Committee member. Each Committee member has also been determined to be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. No member of the Compensation Committee is or has been an officer of NVE. We have no compensation committee interlocks—that is, none of our officers serves as a director or a compensation committee member of a company that has an officer or former officer serving on our Board or Compensation Committee.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of all of our independent directors: Mr. Glarner, Mr. Hartman, Ms. Hollister, and Mr. Irish. The Nominating/Corporate Governance Committee met four times in fiscal 2007. The Committee’s functions include selection of candidates for our Board, select members of various committees, and address corporate governance matters.

Our process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Nominating/Corporate Governance Committee and CEO. Candidates can be forwarded to the Nominating/Corporate Governance Committee by members of our Board or our CEO. The committee recommends to the Board the slate of directors to serve as management’s nominees for election by the shareholders at the Annual Meeting. The Committee will also consider candidates recommended by shareholders. To date we have not engaged any third party to assist in identifying or evaluating potential nominees.

Director Qualifications

In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Company’s Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the

Board would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies. Collectively, the composition of the Board must meet the listing requirements of the NASDAQ Stock Market, where our Common Stock is listed. In evaluating any candidate for director nominee, the Board will also evaluate the contribution of the proposed nominee toward compliance with the NASDAQ Stock Market listing standards.

Shareholder Nominees

Shareholder proposals for nominations to the Board should be submitted to the Nominating/Corporate Governance Committee at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. To be considered by the Board for nomination at the next succeeding annual meeting, nominations must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice of the preceding year’s annual meeting. Shareholders’ proposals must provide the following information for each nominee: (i) the name, age, business address, and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the number of shares of our stock owned by the person; (iv) the written and acknowledged statement of the person that such person is willing to serve as a director; and (v) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if the candidate had been nominated by or on behalf of the Board. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Nominating/Corporate Governance Committee. No shareholders submitted director nomination proposals in connection with this year’s meeting.

Shareholder Communications With the Board and Director Attendance at Annual Meetings

Shareholders and others who wish to communicate with our Board as a whole or any individual director, may write to them at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. The Secretary will forward any such written communication to the Board, or if indicated, to a specified individual member of the Board, unless the written communication is (i) a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication or a communication not related to the responsibilities or duties of the Board, in which case the Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication; or (ii) a request for information about the company, a stock-related matter or any other matter that does not appear to require direct attention by the Board or any individual director, in which case the Secretary will attempt to handle the inquiry or request directly. All such communications will be kept confidential to the extent possible. We do not have a formal policy regarding attendance by members of the Board at our annual meetings of shareholders, but we encourage our directors to attend. All of our directors and director nominees attended our 2006 Annual Meeting.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is incorporated by reference into this Report, and a copy is available from the “Investors” section of our Website (www.nve.com). We intend to post on our Website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, controller, and other employees performing similar functions within four business days following the date of such amendment or waiver.

EXECUTIVE COMPENSATION

Executive Officers of the Company

We currently have two executive officers, Daniel A. Baker and Curt A. Reynders. Dr. Baker is our principal executive officer and Mr. Reynders is our principal financial officer. They are our only Named Executive Officers (“NEOs”). Biographical information about Dr. Baker can be found under “Proposal 1. Election of Board of Directors.” Mr. Reynders, age 44, has been NVE’s Treasurer and Chief Financial Officer since January 2006. From 2001 until his promotion to CFO, Mr. Reynders was our controller. Before joining NVE he served in various accounting, auditing, and accounting management positions with public accounting and industry firms. Mr. Reynders earned a B.S. in Accounting and Economics from Morningside College.

CEO Succession Planning

At least annually, the Board reviews a succession plan addressing the policies and principles for selecting a successor to the CEO, either in an emergency situation or in the ordinary course of business. The succession plan includes an assessment of the experience, performance, skills, and planned career paths for possible successors to the CEO.

Summary Compensation Table

The following table summarizes the compensation paid to our NEOs in the past fiscal year:

Name and Principal Position	Fiscal Year Ended March 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel A. Baker, President and CEO	2007	122,038	—	—	—	79,371	—	*	201,409
Curt A. Reynders, Chief Financial Officer	2007	95,000	—	—	—	17,686	—	*	112,686

(1)          The amounts in this column were paid based on performance achieved during fiscal 2007 under plans approved by our Compensation Committee at the beginning fiscal 2007 and described in “Compensation Discussion and Analysis.”

*      All other compensation totaled less than $10,000 for each NEO, including matching contributions made to 401(k) savings plans and Health Savings Accounts on behalf of the NEOs, and life insurance premiums paid on behalf of the NEOs. The NEOs participate in these benefit programs under the same terms as other employees.

Grants of Plan-Based Awards

There were no non-stock grants of incentive plan awards, stock-based incentive plan awards, or awards of options, restricted stock or similar instruments to either of our NEOs, Dr. Baker and Mr. Reynders, in the past fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our NEOs as of March 31, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel A. Baker	70,000	—	—	6.58	1/29/2011	—	—	—	—
	35,000	—	—	29.65	5/7/2014	—	—	—	—
	70,000	—	—	16.93	3/28/2015	—	—	—	—
	25,000	—	—	14.76	8/24/2015	—	—	—	—

Curt A. Reynders	2,000	—	—	6.09	7/26/2011	—	—	—	—
	25,000	—	—	16.33	1/16/2016	—	—	—	—

Option Exercises and Stock Vested

There were no option exercises by our NEOs, and no additional vesting of their options during the most recent fiscal year.

Employment Agreements

We have an employment agreement with Dr. Baker that set his initial salary and contains non-competition, confidentiality and assignment of invention provisions benefiting the Company. The agreement may be terminated by either Dr. Baker or us upon thirty days written notice. In addition, we may terminate Dr. Baker’s employment for cause or upon his death or incapacity. We have agreement with Mr. Reynders relating to non-competition, confidentiality and assignment of invention provisions benefiting the Company.

Post-Employment Compensation

Our NEOs receive no pension benefits, nonqualified deferred compensation, or other post-employment potential payments. Dr. Baker and Mr. Reynders are eligible to participate in the Company’s 401(k) retirement plan under the same terms as other employees.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our overall philosophy is that compensation levels should be adequate to retain highly-qualified personnel without being unreasonable or excessive. In determining annual compensation for senior managers, we consider the manager’s position, performance, productivity, recent compensation history, experience, and education. We also take into account whether an employee has options or accumulated wealth from options. We consider the full range of pay components, including, but not limited to, the desired mix of equity, salary, and performance-based compensation. Performance-based compensation should reward the achievement of specific annual objectives with the ultimate goal of profitable growth and improving shareholder value. Our significant compensation and practices and trends are summarized below.

Reduced salaries

Our CEO and certain other senior managers have been paid reduced salaries in recent years in consideration of equity and performance-based compensation. This has reduced our overhead and, we believe, provided incentives to improve shareholder value.

Performance-based compensation

Certain of our senior managers have the opportunity to receive performance-based cash compensation. We believe performance-based compensation is appropriate where specific annual goals can be established, measured, and linked to profitable growth and our ultimate objective of improving shareholder value. The Compensation Committee sets individual thresholds and targets for each eligible manager at the start of the fiscal year. The Compensation Committee has discretion to increase performance-based compensation if thresholds and targets are not met. No such discretion was used in fiscal 2007.

Reduced use of stock options

We have reduced our use of stock options to compensate our NEOs and other employees since our adoption of the provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123(R) on April 1, 2006. SFAS No. 123(R) requires us to recognize expenses associated with the issuance of options. For example, no stock options were granted to our NEOs in fiscal 2007.

No special benefits or perquisites for senior managers

Our practice has been to extend fringe benefits to all of our employees. Our goal is to provide a benefit package of equal or higher aggregate value than offered by companies with which we compete for employees. Such benefits include paid vacations, holidays, 401(k) retirement plans, Health Savings Accounts, tuition reimbursement, and health, life, and dental insurance. We believe these benefits help us attract and retain employees throughout the company. Our senior managers have not received any significant benefits other than those offered to all employees.

The Compensation Committee has reviewed all components of our NEOs’ compensation as set forth in the following summary tally sheet:

NEO Summary Tally Sheet

As of March 31, 2007
	Daniel A. Baker	Curt A. Reynders
	President and CEO	CFO
Salary	$152,000 per year*	$95,000 per year*

Performance-Based Compensation	Based on profit and revenue growth in certain areas	Based on growth in pre-tax profits
Equity and Long-Term Incentive Compensation	None	None
Accumulated Realized and Unrealized Stock Option Gains	No value realized; 200,000 shares unexercised	No value realized; 27,000 shares unexercised
Accumulated Realized and Unrealized Restricted Stock Gains	N/A	N/A
Deferred Compensation	None	None
(SERP) Supplemental Executive Retirement Plan	None	None

EMPLOYMENT AGREEMENT

Employment Term	At will	At will
Evergreen Renewal Provisions	N/A	N/A
Change in Control Provisions	None	None
Golden Parachute Payments	None	None
Gross-up Provisions	N/A	N/A
Termination Payment Scenarios	30 days written notice
a) All scenarios including voluntary quit; normal or early retirement	Cash out of up to 8½ weeks of accrued but unpaid vacation	Unlimited cash out of accrued but unpaid vacation
b) Involuntary termination, involuntary or “good reason” termination following change in control, or involuntary termination for “cause”	No obligation for severance payment, or for benefit continuation other than as required by the Consolidated Omnibus Budget Reconciliation Act (COBRA)

PERQUISITES

Health Insurance for Executive and Family Members	Same as other employees
Health Savings Account Contributions	$3,036 per year (same as other employees)
Life Insurance Benefits	$50,000 to executive’s beneficiary in event of death (same as other employees)
401(k) match	Maximum of 3% of salary (same as other employees)
Automobile Allowance	None
Personal Travel Benefit for Executive and Family Members	None
Company Corporate Aircraft Use	N/A
First/Business Class Air Travel Policy	None
Tax and Estate Planning Benefits	None
Employee Stock Purchase Plan	None
Other (every type)	None

*      Effective April 1, 2007 Dr. Baker’s salary was increased to $175,000 per year and Mr. Reynders’ salary was increased to $105,000 per year.

The Role of Named Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the CEO and his staff, including the CFO. The committee is responsible for any equity awards to any employee. The CEO annually reviews the performance of each member of his staff. The conclusions reached and recommendations based on these reviews, including salary adjustments and performance-based compensation, are presented to the Compensation Committee. The Compensation Committee has discretion to modify any of the CEO’s recommendations.

Setting Named Executive Officers’ Compensation

We have no pre-established policy or target for the allocation between salary and performance-based compensation. The Compensation Committee does not use a comparison with a specific compensation peer group because we do not believe there are public companies of comparable size devoted substantially to all of the same markets in which we compete. The Compensation Committee has full and sole authority to retain and terminate compensation consultants to assist in the evaluation of CEO, executive staff, and director compensation. We have not employed consultants because we do not believe it is a necessary use of company resources, and we believe members of our Compensation Committee, by virtue of experience in compensation management and service on other boards, have reasonable knowledge of compensations practices. We do, however, review data on overall compensation trends such as salary and wage data from the U.S. Bureau of Labor Statistics.

Fiscal 2007 Named Executive Officer Compensation

For the fiscal year ended March 31, 2007, the principal components of compensation for NEOs were salary and performance-based compensation.

Named Executive Officers’ Salary

The Company provides the named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Salary levels are typically considered annually as part of the company’s performance review process as well as upon a promotion or other change in job responsibility. Consistent with our practice of paying certain senior managers reduced salaries in consideration of equity and performance-based compensation, Dr. Baker’s base salary was $114,000 per year effective April 1, 2006. His salary was increased to $152,000 per year effective January 1, 2007 and $175,000 per year effective April 1, 2007 in consideration of his performance and to bring his salary closer to competitive levels. Mr. Reynders’ salary was increased to $95,000 per year effective with his promotion to CFO on January 16, 2006 and to $105,000 per year effective April 1, 2007 in consideration of his performance, which was evaluated as outstanding. The Compensation Committee believes the salaries paid both Dr. Baker and Mr. Reynders are lower than comparable positions at public companies with comparable revenues or market capitalization, and that reliance on equity and performance-based compensation provide motivation to facilitate profitable growth and ultimately to increase shareholder value.

CEO Performance-Based Compensation

Dr. Baker’s performance-based incentive compensation in fiscal 2007 and recent years has been tied to weighted percentages of revenue growth, weighted differently for different product lines, on contract bookings, and on a percentage of revenue profitability improvements in certain product lines. The Compensation Committee sets performance criteria and targets at the beginning of the fiscal year. Dr. Baker’s performance-based compensation was based on pre-determined criteria and most resulted from our revenue growth in fiscal 2007 compared to fiscal 2006.

CFO Performance-Based Compensation

Mr. Reynders performance-based compensation for fiscal 2007 was based on a percentage of revenue growth and a percentage of pre-tax income growth in fiscal 2007 compared to fiscal 2006. Criteria and targets were set at the beginning of the fiscal year by the Compensation Committee.

Perquisites and Other Personal Benefits

We do not provide our named executive officers or other senior managers with perquisites or personal benefits other than those available to all of our employees, because we do not currently believe such benefits are an appropriate use of company funds. We have not entered into change of control severance agreements with the named executive officers or any other employees.

Compensation Tax and Accounting Implications

Accounting for Stock-Based Compensation

Effective April 1, 2006 we adopted the provisions of, and account for stock-based compensation in accordance with SFAS No. 123(R). Under the fair value recognition provisions of SFAS No. 123(R), we measure stock-based compensation cost at the grant date based on the fair value of the award and recognize the compensation expense over the requisite service period, which is generally the vesting period. We use the Black-Scholes standard option pricing model to determine the fair value of stock options for financial reporting and for the purposes of disclosures in this proxy statement.

Tax Implications of Stock-Based Compensation

Under SFAS No. 109, stock-based compensation deductions for tax return purposes that do not reduce taxes reported for book purposes are credited to Additional paid-in capital.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE MEMBERS

Patricia M. Hollister
Terrence W. Glarner
Robert H. Irish

DIRECTOR COMPENSATION

Directors receive option awards but no cash compensation for their service on our Board. The non-cash director compensation maximizes operating cashflow and, we believe, better aligns our directors’ interest with our ultimate objective of improving shareholder value.

Non-employee directors automatically receive a nonqualified option to purchase 6,000 shares of Common Stock vesting in 25% installments beginning with the date of the grant and each year thereafter upon initial election, and an immediately-vested option to purchase 2,000 shares on each reelection to the Board. The following table summarizes director compensation in fiscal year ended March 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terrence W. Glarner	—	—	29,860	—	—	—	29,860
James D. Hartman	—	—	47,710	—	—	—	47,710
Patricia M. Hollister	—	—	29,860	—	—	—	29,860
Robert H. Irish	—	—	29,860	—	—	—	29,860

AUDIT COMMITTEE DISCLOSURE

Fees Billed to Us by Ernst & Young During Fiscal 2007 and 2006

Audit Fees

We incurred total fees of $115,000 relating to the audit of the March 31, 2007 financial statements, review of the financial statements included in fiscal 2007 quarterly reports on Forms 10-Q, and other matters directly relating to the fiscal 2007 audit. Fees were $59,000 for similar services for the year ended March 31, 2006. The increase in audit fees for fiscal 2007 compared to fiscal 2006 was primarily due to expenses related to our first Sarbanes-Oxley Section 404 controls-based audit.

Tax, Audit-Related, and All Other Fees

Fees billed to us by Ernst & Young LLP, our independent registered public accounting firm, relating to tax compliance matters were $2,500 in fiscal 2007 and $8,025 in fiscal 2006. We incurred no fees for audit-related services in fiscal 2007 or 2006, and no other fees for services were billed to us by Ernst & Young, during fiscal 2007 or 2006.

Audit Committee Pre-Approval Policy

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require audit committees of public companies to pre-approve audit and permissible non-audit services provided by their independent auditors. In the event it becomes necessary to engage the independent auditor for additional services not contemplated in the original pre-approval, the Company will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The pre-approval policy requires the Audit Committee to be informed of each service performed by the independent auditor, and the policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee as a whole at its next scheduled meeting. The Audit Committee approved all fees paid to Ernst & Young described in the section above.

Audit Committee Report

In connection with the financial statements for the fiscal year ended March 31, 2007, the Audit Committee has reviewed and discussed the audited financial statements with management, discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and received a written disclosure and letter from the Auditors for matters required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2007 filed with the SEC. The Board has approved this inclusion.

AUDIT COMMITTEE MEMBERS

Patricia M. Hollister
Terrence W. Glarner
James D. Hartman

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our registered public accounting firm to audit our financial statements for fiscal 2008 and recommends that the shareholders ratify the selection. Shareholder ratification is not required by our Articles of Incorporation but our Board is submitting the selection for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of different independent auditors at any time during the year if our Audit Committee determines that such a change would be in our and our shareholders’ best interests. Representatives of Ernst & Young are expected to be present at our 2007 Annual Meeting and will have the opportunity to make a statement if they wish to do so. We also expect that they will be available to respond to appropriate questions.

Ernst & Young has audited our financial statements annually since our 2001 fiscal year, including our financial statements for fiscal 2007.

ANNUAL REPORT

A copy of our Annual Report to Shareholders for the fiscal year ended March 31, 2007, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. The Annual Report includes our annual report on Form 10-K as filed with the Securities and Exchange Commission on May 25, 2007. No portion of the Annual Report is incorporated in this proxy statement or is to be considered proxy-soliciting material. We will provide without charge to each person receiving a copy of this proxy statement, on the written request of such person, a copy of our Annual Report on Form 10-K. Such written requests should be addressed to Curt A. Reynders, our Secretary, at the address on the cover page of this Proxy Statement.

By Order of the Board of Directors

/s/ Curt A. Reynders
Curt A. Reynders
Chief Financial Officer and Secretary

July 20, 2007

Map to NVE Corporation

2007 Annual Meeting

September 6, 2007, 3:30 p.m.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, a holder of common stock of NVE Corporation (the “Company”), hereby appoints Curt A. Reynders and Daniel A. Baker, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders of the Company to be held on September 6, 2007 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be completed and signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.	To elect five directors to serve until the next Annual Meeting of Shareholders.

01 TerrenceW.Glarner	04	Patricia M. Hollister
02 Daniel A. Baker	05	Robert H. Irish
03 James D. Hartman

☐ Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any nominee, strike a line through the name(s).

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008.

☐ FOR		☐ AGAINST	☐ ABSTAIN

Please sign exactly as name appears on the label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date
Signature(s) in Box